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                                  EXHIBIT 23.1

                      CONSENT OF COOPERS & LYBRAND L.L.P.

We consent to the incorporation by reference in the registration statements of Fuisz Technologies Ltd. on Form S-8 (File No. 333-03347), and Form S-3 (File No. 333-41037), of our report, dated February 25, 1998, on our audits of the consolidated financial statements of Fuisz Technologies Ltd. as of December 31, 1996 and 1997, and for each of the three years in the period ended December 31, 1997, which report is included in this Annual Report on Form 10K. We also consent to the reference to our firm under the caption "Selected Financial Data".



                                                        Coopers & Lybrand L.L.P.



McLean, Virginia
March 31, 1998